SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






        Date of Report (Date of earliest event reported): January 1, 2000

                       METROPOLITAN HEALTH NETWORKS, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



           Florida                    333-5884-A                  65-0635748
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission File             (IRS Employer
       or incorporation)                Number)              Identification No.)



                  5100 Town Center Circle, Boca Raton, Florida
       33486 (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (561) 416-9484
                                                   --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 5.  Other Events
         ------------

         1.       Failure to Timely File Financial Statements and Reports

                  The Company has not filed its annual report on Form 10-K for the fiscal year ended June 3, 1999 nor quarterly reports on Form 10-QSB for quarters ending September 30, 1999 and December 31, 1999, due primarily to a change in accounting management and insufficient cash flows. The Company has elected to change its fiscal year end from June 30 to December 31 and it has been determined that it would be in the Company's best interest to have the audits for the year ended June 30, 1999 and the six months ended December 31, 1999 performed simultaneously. The Company anticipates that its certifying accountant should complete both audits within the next 60 days, at which time annual reports on Form 10-KSB will be filed, along with the quarterly report on Form 10- QSB for the quarter ended March 31, 2000.

         2.       Directors of Registrant

                  Subsequent to January 1, 2000, the Company has accepted the resignations of Dr. Walter Fox and Noel Guillama as directors of the Company. In addition, Mr. Guillama resigned as President and CEO, effective February 1, 2000.

                  On February 4, 2000, Michael Cahr was elected as a member of the Board of Directors. Mr. Cahr is currently the Chief Executive Officer of IKEDEGA, a video service technology company. Prior to IKEDEGA, Mr. Cahr was Chairman of AllScripts, Inc., a publicly traded prescription management company.

                  On February 9, 2000 the Board appointed Fred Sternberg as President and CEO of the Company. Mr. Sternberg was also elected as a member of the Board of Directors. For more than the past five years, Mr. Sternberg has been a consultant to various companies in the healthcare industry, including physician and dental management companies.

                  In addition, on March 2, 2000, Marvin Heiman was elected to the Board of Directors of the Company. Heiman is currently President and Chairman of the Board of Sussex Financial Group, Inc. and Sussex Insurance Group in Deerfield, Illinois, an asset money manager for physician and group health plans. From 1982 until 1986 Mr. Heiman was President of Professional Real Estate Securities Company, a registered broker-dealer. Mr. Heiman is also a partner of the Chicago White Sox baseball team.

         As of the date hereof, the Board of Directors of the Company consists of the following persons:

         Fred Sternberg                                       Paul Preste, M.D.
         Marvin Heiman                                        Michael Cahr


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



         Mark Gerstenfeld                                     Karl Sachs

         3.       Key Employees

                  On February 9, 2000, David Gartner, C.P.A., was named by the Board of Directors to the position of Chief Financial Officer. For the past two years, Mr. Gartner served as Chief Financial Officer of Medical Specialists of the Palm Beaches, Inc., a multi- specialty group of physicians. From 1991 to 1998, Mr. Gartner held the position of Chief Financial Officer at National Consulting Group, Inc., a treatment center licensed for 140 in- patient beds in New York and Florida.

                  On the same date, the Board of Directors also named Deborah A. Finnel to the post of Vice President and Chief Operating Officer. Ms. Finnel has over 18 years of healthcare experience. Prior to her association with the Company, Ms. Finnel was President of Advanced Healthcare Consultants, Inc., a company which managed physician practices as well as providing turn around consulting to managed care providers, MSO's and hospitals.

         4.       Litigation

                  In January 2000, the Company reached settlement in three law suits which has previously been described in reports on Form 8-K.

                  A settlement was reached with respect to a claim instituted by Primedica Healthcare, Inc. ("Primedica") in the amount of $4,700,000. The matter was settled with payment to Primedica of $2,000,000 to be payable over one year. As of this date, payments to Primedica have been made in the amount of approximately $600,000.

                  The Company also settled a law suit instituted by Mr. Michael Goldstein, a former director and officer of the Company. While the terms of settlement are confidential, the Company did not incur any liabilities in connection with the settlement of the litigation.

                  A series of law suits with Dr. Robert L. Kagan, a former officer and director of the Company, were also settled wherein control and operating assets of the MRI Scan Center were returned to Dr. Kagan effective December 19, 1999 as part of a global settlement agreement. In connection with the settlement, Dr. Kagan forgave debt and accrued compensation owed to him by the Company in excess of $500,000.

         5.       Business

                  On January 1, 2000, the Company sold its billing subsidiary, Metbilling Group, Inc. for $250,000 cash, one half of which was paid at closing and the balance is to be paid pursuant to a promissory note.


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                  With the disposition of the diagnostic imaging (see above) and billing business, the Company intends to concentrate on the expanding activity in its MSO (management services organization) business. As such, its focus will be as an Internet provider of technology, together with solutions and services. Currently the Company has a revenue run rate in excess of $100,000,000 as compared to $18,000,000 for 1999 and anticipates further increases in revenue.

                  Consistent with this change of focus, the Company on March 20, 2000, entered into a strategic alliance with Cyber-Care (Nasdaq: CYBR). The strategic alliance provides for the Company to utilize Cyber-Care's Electronic House System units for its provider network and patient base. The system is a patented Internet-based technology that provides remote monitoring of individuals for healthcare purposes such as blood pressure, pulse, heart rate and other vital signs.

                  In addition, the Company, on March 28, 2000, entered into a five-year agreement with Neoforma.com (Nasdaq: NEOF), an online marketplace for medical equipment and supplies, whereby the Company's physicians agree to purchase medical supplies and equipment on Metcare's forthcoming Internet website through a joint development whereby the Company's physicians can access Neoforma.com.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           METROPOLITAN HEALTH NETWORKS, INC.


                                           By: \s\ Fred Sternberg
                                               -------------------
                                               President & CEO


Dated: April 5, 2000





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